Exhibit 24.1

POWER OF ATTORNEY

The undersigned constitutes and appoints Jo Merrill, Bruce A. Brown, Melissa Curvino, Biddy Fraga, Bryson Manning and Chandler Hartman or either of them acting singly, as the undersigned’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the undersigned and in the undersigned’s name, place and stead, to sign any and all Securities and Exchange Commission (the “SEC”) statements of beneficial ownership of securities of Falcon’s Beyond Global, Inc. (the “Company”) on Schedule 13D as required under Section 13 and Forms 3, 4 and 5 as required under Section 16(a) of the Securities Exchange Act of 1934, as amended, and any amendments thereto, and to file the same with all exhibits thereto, and other documents in connection therewith, with the SEC, the Company and any stock exchange on which any of the Company’s securities are listed, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each act and thing requisite and necessary to be done under said Section 13 and Section 16(a), as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, may lawfully do or cause to be done by virtue hereof.

A copy of this power of attorney shall be filed with the SEC. This power of attorney shall remain in full force and effect until the undersigned is no longer required to file statements of beneficial ownership on Schedule 13D or Forms 3, 4, and 5 as required under the Securities Exchange Act 1934 with respect to the undersigned’s holdings of and transactions in securities issued by the Company, unless earlier (a) revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact or (b) superseded by a new power of attorney regarding the purposes outlined herein at a later date.

The authority granted hereby shall in no event be deemed to impose or create any duty on behalf of the attorneys-in-fact with respect to the undersigned’s obligations to file Schedule 13Ds and Forms 3, 4, and 5 with the SEC.

Dated: October 5, 2023

By:	/s/ Yvette Whittaker
Name:	Yvette Whittaker